EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-44537 of Fred Meyer, Inc. on Form S-3 of our report dated February 10, 1997 (February 14, 1997, as to Notes 1,3, 9 and 10) relating to the financial statements of Keith Uddenberg, Inc. appearing in the Current Report on Form 8-K/A dated November 12, 1996 and filed February 20, 1997, of Quality Food Centers, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       DELOITTE & TOUCHE LLP

Seattle, Washington
January  30, 1998

                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-44537 of Fred Meyer, Inc. on Form S-3 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A dated July 23, 1997 of Quality Food Centers, Inc. for the year ended December 28, 1996 and to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       DELOITTE & TOUCHE LLP

Seattle, Washington
January 30, 1998